Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEPHROS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

NEPHROS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is NEPHROS, INC. and that this corporation was originally incorporated pursuant to the General Corporation Law on April 3, 1997.

SECOND: That the Board of this corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable, and authorizing the appropriate officers of this corporation to submit said amendment and restatement to the stockholders of the corporation for their approval. The resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

ARTICLE I

The name of this corporation is Nephros, Inc. (referred to herein as the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, 19808, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Section 1. Certain Definitions. As used in this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any (a) director, officer or stockholder holding 5% or more of the capital stock (on a fully-diluted basis) of such Person, (b) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Corporation.

“DGCL” means the Delaware General Corporation Law, as the same may be amended or supplemented from time to time.

“Independent Third Party” means, immediately prior to the contemplated transaction, any Person which (i) does not own in excess of five percent (5%) of the Corporation’s capital stock deemed outstanding at such time (on a fully-diluted basis) and (ii) is not an Affiliate of any such owner.

“Liquidation” means any Sale of the Corporation or voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction.

“Person” means, as the context requires, any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body or other entity.

“Priority Preferred Stock” means the Series B Preferred Stock and the Series C Preferred Stock then outstanding.

“Sale of the Corporation” means the sale of the Corporation to one or more Independent Third Parties, pursuant to which such party or parties acquire (i) capital stock or other securities of the Corporation possessing a majority of the voting securities of the Corporation or the surviving entity to such transaction of the voting power to elect a majority of the Corporation’s Board or the board of directors (or similar governing body) of such surviving entity (whether by merger, consolidation or issuance, sale or transfer of the Corporation’s capital stock) or (ii) all or substantially all of the Corporation’s assets determined on a consolidated basis.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Corporation.

“Series B Preferred Stock” means the Series B Convertible Preferred Stock of the Corporation.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock of the Corporation.

“Series D Preferred Stock” means the Series D Convertible Preferred Stock of the Corporation.

Section 2. Capital Stock. The total authorized capital stock of the Corporation shall be: 80,000,000 shares, consisting of:

(i)	49,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”);

(ii)	4,087,500 shares of Series A Preferred Stock, $.001 par value per share;

(iii)	2,333,333 shares of Series B Preferred Stock, $.001 par value per share;

(iv)	3,387,500 shares of Series C Preferred Stock, $.001 par value per share; and

(v)	11,817,988 shares of Series D Preferred Stock, $.001 par value per share; and

(vi)	9,373,679 shares of preferred stock, $.001 par value per share, as may be issued from time to time, plus the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other series of preferred stock of the Corporation established by the Board pursuant to this clause (vi) (any such series, a “Future Designated Preferred Series”) which have resumed the status of undesignated preferred stock as provided below in this clause (vi) (the “Additional Undesignated Preferred Stock”) (collectively, the “Undesignated Preferred Stock”). Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the shares of Undesignated Preferred Stock may be issued from time to time in one or more series. Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the DGCL, to establish from time to time the number of shares to be included in such series, and to fix the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock. Such powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Undesignated Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board may increase or decrease the number of shares of any series of preferred stock, whether or not such preferred stock then constitutes Undesignated Preferred Stock, subsequent to the issuance of shares of that series; provided that any such increase shall be no greater than the total number of authorized shares of Undesignated Preferred Stock at such time, and no such decrease shall result in the number of authorized shares of such series being fewer than the number then outstanding. In case the number of shares of any series of preferred stock, other than Undesignated Preferred Stock, shall be so decreased, the shares constituting such decrease shall become Additional Undesignated Preferred Stock. Any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any Future Designated Preferred Series that were issued but, thereafter, are no longer outstanding shall not resume the status of authorized and unissued shares of such series, but shall instead become authorized and unissued shares of Additional Undesignated Preferred Stock. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Undesignated Preferred Stock may be amended without the consent of the holders of any other series of the Corporation’s preferred stock, or Common Stock.

Section 3. Preferred Stock. The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, certain of the preferred stock are as set forth in Articles V, VI, VII and VIII.

Section 4. Reverse Stock Split. (a) Upon the filing of this Certificate of Incorporation (the “Effective Date”), each share of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and changed into 0.2841 of a share of the Corporation’s common stock, par value $.001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates,” whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole shares of the New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such Old Certificate(s) immediately prior to the Effective Date by 0.2841 and rounding such number up to the next whole integer. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.

(b) No certificates or scrip representing fractional share interests in New Common Stock will be issued. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that rounding up for fractional shares to any one person shall not exceed one share in the aggregate.

(c) If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the Person or Persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable.

(d) From and after the Effective Date, the amount of capital represented by each share of New Common Stock shall be the same as the amount of capital represented by each share of Old Common Stock.

ARTICLE V

SERIES A PREFERRED STOCK

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Convertible Preferred Stock” and the number of shares constituting such series shall be 4,087,500.

Section 2. Issuance of Additional Shares. The number of authorized shares of the Series A Preferred Stock may be reduced or eliminated by the Board or a duly-authorized committee thereof in compliance with the DGCL stating that such reduction has been authorized, but the number of authorized shares of Series A Preferred Stock shall not be increased.

Section 3. Certain Definitions. For purposes of this Article V, the following definitions shall apply:

“Business Day” shall mean any day excluding Saturday, Sunday and any day which shall be in the State of New York a legal holiday or a day on which banking institutions in the State of New York are authorized by law to close.

“Issuance Date” shall mean the date of original issuance of the Series A Preferred Stock.

“Junior Stock” shall mean the Common Stock and any shares of Preferred Stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are by their terms expressly made junior to the shares of Series A Preferred Stock at the time outstanding as to the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and are not subject to mandatory redemption or repurchase prior to the date on which no shares of Series A Preferred Stock are outstanding.

“Majority of the Series A Preferred Stock” shall mean more than fifty percent (50%) of the outstanding shares of Series A Preferred Stock.

“Preferred Stock” shall mean the Undesignated Preferred Stock.

“Redemption Date” shall have the meaning assigned to such term in Section 6(b) of this Article V.

“Redemption Price” shall have the meaning assigned to such term in Section 6(c) of this Article V.

“Redemption Notice” shall have the meaning assigned to such term in Section 6(d) of this Article V.

“Series A Conversion Ratio” shall have the meaning assigned to such term in Section 8(b) of this Article V.

“Shared Allocation” shall have the meaning assigned to such term in Section 5(c) of this Article V.

“Subsidiary” shall mean any corporation, limited liability company or other entity, a majority of the voting stock or interest of which is, at the time as of which any determination is being made, owned by the Corporation either directly or through one or more Subsidiaries.

“Voting Stock” shall mean any shares having general voting power in electing the Board (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the occurrence of any contingency). The Common Stock, the Series A Preferred Stock and the Priority Preferred Stock are Voting Stock.

Section 4. Dividends.

(a) Dividends and Distributions. Subject to the prior and superior rights of the holders of any shares of any series or class of capital stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors of the Corporation, out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise.

(b) If and when the Corporation shall declare any dividend or distribution on any Junior Stock, the Corporation shall, concurrently with the declaration of such dividend or distribution on the Junior Stock, declare a like dividend or distribution, as the case may be, on the Series A Preferred Stock in an amount per share equal to (x) the amount of the dividend or distribution per share of Common Stock multiplied by (y) the number of shares of Common Stock into which one (1) share of Series A Preferred Stock is then convertible.

(c) Any dividend or distribution payable to the holders of the Series A Preferred Stock pursuant to this Section 4 shall be paid to such holders at the same time as the dividend or distribution on the Junior Stock by which it is measured is paid.

(d) All dividends or distributions declared upon the Series A Preferred Stock shall be declared pro rata per share.

Section 5. Liquidation Rights of Series A Preferred Stock.

(a) Preference of Series A Preferred Stock. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (for the purposes of this Article V, a “Liquidation Event”), after payment or provision for payment of debts and other liabilities of the Corporation and subject to the prior and superior rights of the holders of any shares of any series or class of capital stock ranking prior and superior to the shares of Series A Preferred Stock with respect to liquidation, the holder of the Series A Preferred Stock then outstanding shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to $1.25 per share of Series A Preferred Stock (subject to appropriate adjustment to reflect any stock split combination, reclassification or reorganization of the Series A Preferred Stock) plus an amount equal to all declared and unpaid dividends thereon. After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts set forth in the immediately preceding sentence, the remaining assets available for distribution shall be distributed as a Shared Allocation. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held. All shares of Series A Preferred Stock shall rank as to payment, upon the occurrence of a Liquidation Event, senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation’s preferred stock.

(b) Consent to Certain Transactions. Each holder of shares of Voting Stock shall, by virtue of its acceptance of a stock certificate evidencing such Voting Stock, be treated as having consented, for all purposes, to distributions made by the Corporation in connection with the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary upon the termination of employment by or service to the Corporation or any Subsidiary or otherwise.

(c) “Shared Allocation” means that the holders of Series D Preferred Stock, Priority Preferred Stock, the holders of Series A Preferred Stock and the holders of any other shares of any series or class of capital stock with participation rights (the “Other Participating Securities”) and Common Stock shall share the remaining assets of the Corporation available for distribution to its stockholders in the same proportion as the number of shares of outstanding Common Stock issuable upon the conversion of outstanding Series A Preferred Stock, Series D Preferred Stock, Priority Preferred Stock and Other Participating Securities then held by each such stockholder bears to the total number of shares of outstanding Common Stock plus the Common Stock issuable upon conversion of outstanding Series A Preferred Stock, Series D Preferred Stock, Priority Preferred Stock and Other Participating Securities.

Section 6. Redemption.

(a) Restriction on Redemption and Purchase. Except as expressly provided in this Section 6, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series A Preferred Stock.

(b) Optional Redemption. At any time after the Issuance Date, the Corporation may, at its option, redeem the Series A Preferred Stock in whole, or in part, on a pro rata basis, at the Redemption Price hereinafter specified; provided, however, that the Corporation shall not redeem Series A Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem all of the then outstanding Series A Preferred Stock. The date on which the Series A Preferred Stock is to be redeemed pursuant to this Section 6(b) is herein called the “Redemption Date.”

(c) Redemption Price. The Redemption Price of the Series A Preferred Stock (for the purposes of this Article V, the “Redemption Price”) shall be an amount per share equal to $1.25 (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock) plus all declared and unpaid dividends thereon, to and including the Redemption Date.

(d) Redemption Notice. The Corporation shall, not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date, give written notice (“Redemption Notice”) to each holder of record of Series A Preferred Stock to be redeemed. The Redemption Notice shall state:

(1) that all of the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares being redeemed;

(2) the number of shares of Series A Preferred Stock held by the holder which the Corporation intends to redeem;

(3) the Redemption Date and Redemption Price;

(4) that the holder’s right to convert the Series A Preferred Stock into shares of Common Stock as provided in Section 8 hereof will terminate on the Redemption Date; and

(5) the time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

(e) Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the Redemption Price of the Series A Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series A Preferred Stock. On or before the Redemption Date, each holder of Series A Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 8 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

(f) Termination of Rights. If the Redemption Notice is duly given, and, if at least ten (10) days prior to the Redemption Date, the Redemption Price is either paid or made available for payment through the arrangement specified in subsection (g) below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive shares of Common Stock upon exercise of the conversion rights provided in Section 8 hereof on or before the Redemption Date.

(g) Deposit of Funds. At least ten (10) days prior to the Redemption Date, the Corporation shall deposit with any bank or trust company in New York, New York, a sum equal to the aggregate Redemption Price of all shares of the Series A Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares of Series A Preferred Stock to the holders thereof, and from and after the date of such deposit (even if prior to the Redemption Date), the shares of Series A Preferred Stock shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares of Series A Preferred Stock and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares of Series A Preferred Stock, without interest, upon surrender of their certificates therefor and the right to convert such shares of Series A Preferred Stock into shares of Common Stock as provided in Section 8 hereof. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which time the holders of shares of Series A Preferred Stock called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.

Section 7. Voting Rights.

(a) Series A Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which the shares of Series A Preferred Stock of such holder could be converted, pursuant to the provisions of Section 8 hereof, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

(b) Amendment of Certificate of Incorporation. Any amendment to the Certificate of Incorporation of the Corporation that adversely affects the conversion terms of the Series A Preferred Stock shall require the approval of the holders of a Majority of the Series A Preferred Stock.

Section 8. Conversion. The holders of Series A Preferred Stock shall have the following conversion rights:

(a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the holder thereof, into validly issued, fully paid and nonassessable shares of Common Stock.

(b) Series A Conversion Ratio. Each share of Series A Preferred Stock shall be convertible into shares of Common Stock at a ratio (as used in this Article V, the “Series A Conversion Ratio”) equal to one share of Common Stock for each share of Series A Preferred Stock, subject to adjustment as hereinafter provided.

(c) Dividends Upon Conversion. Upon conversion all accrued dividends (whether or not declared), if any, on the Series A Preferred Stock shall be canceled.

(d) Automatic Conversion.

(1) The Series A Preferred Stock will be automatically converted into shares of Common Stock (i) upon the closing of the first underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) upon receipt by the Corporation of a written notice from the holders of a Majority of the Series A Preferred Stock electing to convert their shares of Series A Preferred Stock.

(2) Upon the occurrence of any of the events specified in paragraph (d)(1) above, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder thereof notifies the Corporation or its transfer agent that such certificates have been lost, stolen, mutilated or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(e) Mechanics of Conversion. Each holder of Series A Preferred Stock desiring to convert its shares of Series A Preferred Stock into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or Common Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. In the event that a notice to convert is given following a Redemption Notice and such redemption is not consummated, the conversion shall, at the option of the holder of the Series A Preferred Stock who tendered for conversion, be voidable and such holder shall have the right to maintain ownership of the shares of Series A Preferred Stock tendered for conversion.

(f) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Issuance Date effects a subdivision of the outstanding Common Stock, the Series A Conversion Ratio then in effect immediately before that subdivision shall be proportionately increased, and conversely, if the Corporation at any time or from time to time after the Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares (including, without limitation, as contemplated by the reverse stock split referred to in Section 4 of Article IV), then the Series A Conversion Ratio then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this subsection (f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Ratio then in effect shall be increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Ratio then in effect by a fraction (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that, if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Ratio shall be adjusted pursuant to this subsection (g) as of the time of actual payment of such dividends or distributions.

(h) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their shares of Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period subject to all other adjustments called for during such period under this Section 8.

(i) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Issuance Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 8), then and in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such Series A Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(j) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 8) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other Person, then, as part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 8 (including adjustment of the Series A Conversion Ratio then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

(k) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Ratio, the Corporation, at its expense, shall cause its Chief Financial Officer or Chief Accounting Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by certified mail, return receipt requested, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the Series A Conversion Ratio at the time in effect and (2) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

(l) Notices of Record Date. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation or other entity, or any transfer of all or substantially all of the assets of the Corporation to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(m) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as determined in good faith by the Board.

(n) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

(o) Notices. Any notice required or permitted by this Section 8 or any other provision hereof to be given shall be deemed sufficient if in writing and sent by (i) telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received) or (ii) upon the earlier of actual receipt or three (3) days alter the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (x) to each holder of record of Series A Preferred Stock at the address of such holder appearing on the books of the Corporation, or (y) to the Corporation at 3960 Broadway, 4th Floor, New York, NY 10032 or (z) to the Corporation or any such holder, at any other address for the giving of notice specified in a written notice given to the other.

(p) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

Section 9. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights of privileges of the holders of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting as a separate class.

Section 10. Outstanding Shares. For purposes of this Article V, all shares of Series A Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series A Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

Section 11. Preemptive Rights. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation,

Section 12. Severability of Provisions. Whenever possible, each provision of this Article V shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

ARTICLE VI

SERIES B PREFERRED STOCK

Section 1. Number and Designation. Defined terms used in this Article VI and not defined herein shall have the meaning ascribed to such terms in Article IV of this Certificate of Incorporation. In addition, certain terms used in this Article VI are defined in section 7 hereof.

The shares of such series shall be designated as “Series B Convertible Preferred Stock” and the number of shares constituting such series shall be 2,333,333.

Section 2. Dividends.

(a) The holders of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for that purpose, dividends on each share of Series B Preferred Stock which shall accrue on a daily basis at the Applicable Dividend Rate (compounded annually on each anniversary of the Original Issuance Date), on the Liquidation Amount, payable in cash. Dividends shall be cumulative and shall accrue at the Applicable Dividend Rate on the Liquidation Amount regardless of whether the Board has declared a dividend payment or whether there are any profits, surplus or other funds of the Corporation legally available for dividends. Dividends shall accrue pursuant to this Section 2 from and including the Original Issuance Date to and including the date each share of Series B Preferred Stock is redeemed in full. All payments or accruals due under this Section 2 to any holder of Series B Preferred Stock shall be made or accrued to the nearest cent.

(b) The dividends payable with respect to the Series B Preferred Stock shall be paid to the holders of Series B Preferred Stock as they appear on the stock records of the Corporation on such date as shall be fixed by the Board.

(c) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed ratably among the holders of Series B Preferred Stock based upon the number of shares of the Series B Preferred Stock held by each such holder.

(d) In the event the Corporation shall fail to pay in full all accrued dividends on all shares of Series B Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon shares of Common Stock, or any other stock of the Corporation ranking on a parity with or junior to the Series B Preferred Stock as to dividends. The Series B Preferred Stock shall rank on a parity with the shares of other Priority Preferred Stock, and shall rank prior and superior to the shares of Series A Preferred Stock and Common Stock, with respect to dividends.

(e) The holders of the Series B Preferred Stock and the holders of other Priority Preferred Stock shall participate (on an as-converted basis) in any and all dividend payments on the Common Stock when, as and if dividends are paid with respect to the Common Stock.

Section 3. Liquidation.

(a) Upon any Liquidation of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after the payment or provision for payment of debts and other liabilities of the Corporation and after and subject to the payment in full of all amounts required to be distributed to the holders of any other series or class of stock of the Corporation ranking on Liquidation prior and in preference to the Series B Preferred Stock upon such Liquidation but on a parity with the other Priority Preferred Stock and each other series or class of stock of the Corporation ranking on Liquidation on a parity with the Series B Preferred Stock, but before any distribution or payment is made upon any common, preferred or any other capital stock of the Corporation ranking on Liquidation junior to the Series B Preferred Stock, an amount equal to the Liquidation Amount for each such share of Series B Preferred Stock on the date of such Liquidation (such amount payable with respect to one share of Series B Preferred Stock sometimes being referred to in this Article VI as the “Liquidation Preference Payment” and with respect to all shares of Series B Preferred Stock being sometimes referred to in this Article VI as the “Liquidation Preference Payments”).

(b) If upon a Liquidation of the Corporation, the assets to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit payment in full of the Liquidation Preference Payments to the holders of Series B Preferred Stock, then the holders of the Series B Preferred Stock, proportionately with the holders of other Priority Preferred Stock, shall share in the entire assets of the Corporation to be so distributed in proportion to the full Liquidation Preference Payment each such holder of Series B Preferred Stock and other Priority Preferred Stock would otherwise be entitled to receive. After the Liquidation Preference Payments shall have been made in full, the remaining net assets of the Corporation available for distribution shall be distributed (i) pursuant to the first sentence of Section 5(a) of Article V of this Certificate of Incorporation (as used in this Article VI, the “Series A Liquidation Preference Payment”) and (ii) after the payment or distribution in full of the Series A Liquidation Preference Payment, the remaining net assets of the Corporation shall be distributed as a Shared Allocation.

(c) Written notice of such Liquidation, stating a payment date, the amount of the Liquidation Preference Payments, and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series B Preferred Stock. Such notice shall be addressed to each such holder at its address as shown by the records of the Corporation.

Section 4. Redemption.

(a) Upon the election of the holders of at least two-thirds of the shares of Series B Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock, in the aggregate, then outstanding, voting together as a class (calculated on an as-converted basis), the holders of such shares shall have the right to require the Corporation to redeem all or a portion of such shares on a date (as used in this Article VI, the “Redemption Date”) on or at any time after February 8, 2005 for the Series B Preferred Stock, at any time after May 16, 2005 for the Series C Preferred Stock and on or at any time after February 8, 2005 for the Series D Preferred Stock, upon not less than 15 days prior written notice. At least 10 days prior to the Redemption Date, the Corporation shall notify each respective holder of Series B Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock of such holder’s right of optional redemption under this Section 4. Each holder of Series B Preferred Stock or other Priority Preferred Stock or Series D Preferred Stock may elect its preference to have its shares, or any portion thereof, redeemed under this Section 4(a) by notifying the Corporation of such election; provided, however, that the Corporation shall only be required to redeem such shares if the holders of a least two-thirds of the shares of Series B Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock, in the aggregate (calculated on an as-converted basis), elect to have at least two-thirds of the shares of Series B Preferred Stock and other Priority Preferred Stock and

Series D Preferred Stock redeemed. If the assets of the Corporation available for redemption of the Series B Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment of the full price required to be paid under this Section 4, then the holders of Series B Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of the number of shares that such holders own if all amounts payable on or with respect to such shares were paid in full.

(b) On and after any Redemption Date, all rights in respect of the shares of Series B Preferred Stock to be redeemed on such Redemption Date, except the right to receive the Redemption Price, shall cease and terminate and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that if default shall be made by the Corporation in the payment of the Redemption Price, such rights shall remain in full force and effect and be exercisable, and such shares shall be deemed to remain outstanding, until such default is cured.

(c) Anything contained in this Section 4 to the contrary notwithstanding, the holders of shares of Series B Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock requested by such holders as herein provided to be redeemed pursuant to this Section 4 shall have no right, after such request, to convert all or any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 6 hereof; provided, however, that if default shall be made by the Corporation in the payment of the Redemption Price as herein provided, such right shall be exercisable until such default is cured. If and to the extent, any shares of Series B Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock so entitled to redemption are converted into shares of Common Stock by the holders thereof prior to the close of business on the Redemption Date, the total number of shares of Series B Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock otherwise to be redeemed on such date shall be reduced by the number of shares of Series B Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock so converted.

(d) To the extent that on any Redemption Date the Corporation is not legally permitted (by Delaware law, this Certificate of Incorporation, its By-laws, contractual provisions or otherwise) to pay the Redemption Price of any shares of Series B Preferred Stock required to be redeemed by the Corporation on such Redemption Date, the Corporation shall promptly take all action (including, without limitation, a revaluation of assets or a prepayment of indebtedness restricting such redemption) as may be permitted by applicable law to permit such redemption in full. If the Corporation remains unable after the taking of such action to repurchase any or all of such shares, the Corporation shall immediately repurchase such shares upon the termination of such legal prohibition.

(e) The price (as used in this Article VI, the “Redemption Price”) at which each share of Series B Preferred Stock is to be redeemed by the Corporation pursuant to this Section 4 shall be equal to the greater of (i) the Liquidation Amount of such share on the date of such redemption and (ii) the Fair Market Value of such share on the date of redemption. The conversion of any shares of the Series B Preferred Stock into Common Stock shall have no effect on the Redemption Price payable in connection with the redemption of the shares of Series B Preferred Stock not so converted.

(f) Any communication or notice relating to redemption given pursuant to this Section 4 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Series B Preferred Stock, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be. At any time on or after the Redemption Date, the holders of record of shares of Series B Preferred Stock being redeemed in accordance with this Section 4 shall be entitled to receive the Redemption Price as determined upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed.

Section 5. Voting Rights.

(a) In addition to the rights provided by law or in the Corporation’s By-laws, each share of Series B Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible pursuant to Section 6 at the record date for the determination of stockholders entitled to vote or, if no record date is established, at the date such vote is taken. In addition to class or series voting rights provided by law or in this Certificate of Incorporation, the holders of Series B Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock, the holders of the Series A Preferred Stock (calculated on an as-converted basis) and the holders of other Priority Preferred Stock (calculated on an as-converted basis) as one class.

(b) In addition to the other rights specified in this Section 5, the holders of a majority of the shares of Series B Preferred Stock outstanding, voting separately as one class, shall at all times have the special and exclusive right to elect one director to the Board, in accordance with the provisions set forth in the Stockholders’ Agreement. In any election of directors by the holders of Series B Preferred Stock pursuant to this Section 5(b), each holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held. The Corporation shall take all actions necessary to effectuate the terms and provisions of this Section 5(b). The special and exclusive voting rights of the holders of Series B Preferred Stock contained in this Section 5(b) may be exercised either at a special meeting of the holders of Series B Preferred Stock called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The director to be elected pursuant to this Section 5(b) shall serve for terms extending from the date of his or her election and qualification until his or her successors shall have been elected and qualified. If at any time the directorship to be filled by the holders of Series B Preferred Stock pursuant to this Section 5(b) has been vacant for a period of 10 days, the Secretary of the Corporation shall, upon the written request of any holder of Series B Preferred Stock, call a special meeting of the holders of Series B Preferred Stock for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within 10 days after personal service of such written request on the Secretary of the Corporation, then any holder of Series B Preferred Stock may designate in writing any holder of Series B Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified in such notice. Any holder of Series B Preferred Stock so designated shall have access to the stock books of the Corporation relating to Series B Preferred Stock for the purpose of calling a meeting of the stockholders pursuant to these provisions. At any meeting held for the purpose of electing the director as provided in this Section 5(b), the presence, in person or by proxy, of the holders of record of shares representing at least a majority of the shares of the Series B Preferred Stock then outstanding shall be required to constitute a quorum of the Series B Preferred Stock for such election. The vacancy in the directorship to be elected by the holders of Series B Preferred Stock pursuant to this Section 5(b) may be filled only by vote or written consent in lieu of a meeting of the holders of at least a majority of the voting power of the Series B Preferred Stock.

(c) The Corporation shall not, without the affirmative consent or approval of at least two-thirds of the shares of the Series B Preferred Stock then outstanding, voting separately as a class:

(1) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is pari passu with or is senior to the Series B Preferred Stock or which in any manner adversely affects the holders of the Series B Preferred Stock;

(2) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series B Preferred Stock;

(3) create or issue shares of any class or series of capital stock, or reclassify the shares of any class or series of capital stock of the Corporation into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, senior to or on a parity with such Series B Preferred Stock, or (B) which in any manner adversely affects the rights of the holders of such Series B Preferred Stock in their capacity as such;

(4) take any action to cause any amendment, alteration or repeal of any of the provisions of (A) this Certificate of Incorporation or (B) the By-laws of the Corporation, if such amendment, alteration or repeal is in any manner adverse to the interests of the holders of the Series B Preferred Stock;

(5) approve, authorize or effect any Liquidation or any recapitalization or reorganization of the Corporation or any subsidiary of the Corporation;

(6) approve or authorize the redemption of any shares of capital stock of the Corporation or any subsidiary of the Corporation, other than the shares of Common Stock repurchased from directors, employees or consultants of the Corporation or any subsidiary of the Corporation pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including, without limitation, termination of employment or service;

(7) agree to, or permit any subsidiary of the Corporation to agree to, any provision in any agreement that would impose any restrictions on the right of the holders of the Series B Preferred Stock to convert any share of Series B Preferred Stock or otherwise prohibit or impair the Corporation from honoring the exercise of any rights of the Series B Preferred Stock;

(8) acquire or invest in any entity that is not engaged in a business related to the business of the Corporation as conducted on the Original Issuance Date;

(9) enter into any transaction with any Affiliate of the Corporation or any subsidiary thereof;

(10) issue any additional shares of Series B Preferred Stock or increase the number of authorized shares of Series B Preferred Stock, in each case as compared to the number of shares of Series B Preferred Stock outstanding and authorized on the Original Issuance Date (other than in connection with a stock split or the like);

(11) hire or terminate the Corporation’s employment relationship with, the chief executive officer, chief financial officer, chief marketing officer or chief technology officer of the Corporation;

(12) increase the size of the Board;

(13) register shares of capital stock under the Securities Act of 1933, as amended (or any successor statute thereto) for sale to the public other than in connection with a Qualified Public Offering;

(14) materially alter or change the business of the Corporation as conducted on the Original Issuance Date;

(15) incur, approve or authorize the incurrence of any indebtedness or the issuance of any guarantee of any obligation of any other person or entity if the aggregate amount of the principal amount of such indebtedness and the principal amount of the indebtedness so guaranteed shall exceed $250,000 in any single transaction or $1,000,000 in the aggregate;

(16) approve, authorize or make the payment of any dividend or other distribution (other than in connection with a Liquidation) upon shares of capital stock of the Corporation other than the Series B Preferred Stock; or

(17) enter into any binding letter of intent or agreement with respect to, or consummate, a Sale of the Corporation or a Sale of a Subsidiary in one transaction or a series of related transactions.

Section 6. Conversion.

(a) Upon the terms set forth in this Section 6, by surrender of the certificate representing each share, each holder of each share of Series B Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert all or any part of such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount of such share on the date of such conversion by (B) the Conversion Price (as defined below), as last adjusted and then in effect. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series B Preferred Stock shall be $0.86 (in each case, the “Conversion Price”), as adjusted pursuant to paragraph (e) below. The holder of any shares of Series B Preferred Stock may exercise the conversion right pursuant to this paragraph (a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (as used in this Article VI, the “Conversion Date”).

(b) Upon the terms set forth in this Section 6 upon the consummation of a Qualified Public Offering or upon the election of the holders of at least two-thirds of the shares of Series B Preferred Stock then outstanding, voting together as a class, each share of Series B Preferred Stock shall automatically be converted into that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount of such share on the earlier of (i) the date of such conversion and (ii) the date, if any, which is selected by the Board so that any dividends accruing on the Series B

Preferred Stock after such date and prior to a Qualified Public Offering shall be paid in cash following the Qualified Public Offering to the holders of record immediately prior to such Qualified Public Offering, by (B) the applicable Conversion Price, as last adjusted and then in effect.

(c) As promptly as practicable after the conversion of any shares of Series B Preferred Stock into Common Stock under paragraph (a) or (b) above, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in paragraph (d) below. The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such Person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Series B Preferred Stock so converted shall cease on such Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

(d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Series B Preferred Stock shall be computed on the basis of the aggregate number of shares of such preferred stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any such shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (A) the price of one share of Common Stock as determined in good faith by the Board and (B) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

(e) The Conversion Price shall be subject to adjustment from time to time as follows:

(1) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock other than Excluded Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, then such Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

(i) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

(ii) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.

(2) For the purposes of any adjustment of a Conversion Price pursuant to clause (1) above, the following provisions shall be applicable:

(i) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

(ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment.

(iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:

(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (e)(2)(i) and (e)(2)(ii) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (e)(2)(i) and (e)(2)(ii) above);

(C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change, or options or rights related to such securities not converted prior to such change, been made upon the basis of such change;

(D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof; and

(E) no further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

(3) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(4) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock (including, without limitation, as contemplated by the reverse stock split referred to in Section 4 of Article IV), then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(5) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

(6) No adjustment in any Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under paragraphs (1) through (5) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

(7) In any case in which the provisions of this paragraph (e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.

(8) Whenever a Conversion Price shall be adjusted as provided in paragraph (4), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series B Preferred Stock at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (9) below.

(9) If the Corporation shall propose to take any action of the types described in clauses (3), (4) or (5) of this paragraph (e), the Corporation shall give notice to each holder of shares of Series B Preferred Stock, in the manner set forth in paragraph (8) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(10) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

(11) Without duplication of any other adjustment provided for in this Section 6, at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series B Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series B Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 6 with respect to the rights of such holder of Series B Preferred Stock.

Section 7. Definitions.

As used in this Article VI, the following terms shall have the following meanings:

(a) “Applicable Dividend Rate” means 6% per annum.

(b) “Arbitration Procedure”, if applicable, means the following procedure to determine the Fair Market Value (as used in this Article VI, the “Valuation Amount”). The Valuation Amount shall be determined by an investment banking firm of national standing in the United States, which firm shall be reasonably acceptable to the Corporation and the holders of at least two thirds of Series B Preferred Stock. If the Corporation and the holders of at least two thirds of Series B Preferred Stock are unable to agree upon an acceptable investment banking firm within 10 days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the New York City, selected by the American Arbitration Association in New York City (as used in this Article VI, the “Association”) (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction in New York City). The arbitrator shall select the investment banking firm (within 10 days of a request therefor from either the Corporation or the holders of at least two thirds of Series B Preferred Stock) from a list, jointly prepared by the Corporation and the holders of at least two thirds of Series B Preferred Stock, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Corporation and no more than three may be named by the holders of at least two thirds of Series B Preferred Stock. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Corporation and the holders of at least two thirds of Series B Preferred Stock shall submit to the investment banking firm selected by the arbitrator their respective good faith calculations of the valuation amount, and any supporting arguments and other data as they may desire, within 30 days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own calculation of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Corporation and the holders of at least two thirds of Series B Preferred Stock and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment banking firm shall be final and binding upon the parties. The Corporation shall pay the fees and expenses of the investment banking firm, the Association and the arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

(c) “Conversion Date” shall have the meaning ascribed to it in Section 6(a).

(d) “Conversion Price” shall have the meaning ascribed to it in Section 6(b).

(e) “Excluded Stock” means (1) up to 7,500,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock constituting, or issuable pursuant to, awards (the issuance of which was duly approved by the Board) granted to directors, officers, employees and consultants of the Corporation or its subsidiaries pursuant to any equity incentive plan of the Corporation and (2) shares of Common Stock issued upon conversion of shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

(f) “Fair Market Value” means, with respect to any share of Common Stock of the Corporation, the fair value of such share of Common Stock determined by the mutual agreement of the Corporation and the holders of at least two-thirds of Series B Preferred Stock. If such parties are unable to reach agreement as to Fair Market Value within a reasonable period of time (not to exceed 30 days), Fair Market Value shall be determined pursuant to the Arbitration Procedure.

(g) “Liquidation Amount” means as to each share of Series B Preferred Stock, the Original Cost plus all accrued and unpaid dividends thereon through the date of payment of such amount to the holder thereof (as adjusted for stock splits, stock dividends and the like).

(h) “Liquidation Preference Payment” shall have the meaning ascribed to it in Section 3(a).

(i) “Original Cost” means with respect to each share of Series B Preferred Stock $0.86 per share (as adjusted for stock splits, stock dividends and the like).

(j) “Original Issuance Date” shall be determined with respect to each share of Series B Preferred Stock separately and shall mean the date that the Corporation received full payment in cash for such share of Series B Preferred Stock.

(k) “Qualified Public Offering” means a public offering of securities of the Corporation underwritten on a firm basis by an underwriter reasonably satisfactory to the holders of at least a majority of the Priority Preferred Stock, voting together as a class on an as-converted basis (or a syndicate led by such an underwriter), yielding gross proceeds to the Corporation (before deducting underwriter’s discounts and commissions and other expenses) of not less than $12,000,000.

(l) “Sale of a Subsidiary” means the sale of any subsidiary of the Corporation to one or more Independent Third Parties, pursuant to which such party or parties acquire (i) capital stock or other securities of the Corporation possessing a majority of the voting securities of the Corporation or the surviving entity to such transaction or the voting power to elect a majority of such subsidiaries board of directors or the board of directors (or similar governing body) of the surviving entity (or similar governing body) (whether by merger, consolidation or issuance, sale or transfer of such subsidiaries capital stock) or (ii) all or substantially all of such subsidiary’s assets determined on a consolidated basis.

(m) “Shared Allocation” means that the holders of Series D Preferred Stock, Priority Preferred Stock, the holders of Series A Preferred Stock and the holders of any other shares of any series or class of capital stock with participation rights (the “Other Participating Securities”) and Common Stock shall share the remaining assets of the Corporation available for distribution to its stockholders in the same proportion as the number of shares of outstanding Common Stock issuable upon the conversion of outstanding Series A Preferred Stock, Series D Preferred Stock, Priority Preferred Stock and Other Participating Securities then held by each such stockholder bears to the total number of shares of outstanding Common Stock plus the Common Stock issuable upon conversion of outstanding Series A Preferred Stock, Series D Preferred Stock, Priority Preferred Stock and Other Participating Securities.

(n) “Stockholders’ Agreement” means the Stockholders’ Agreement dated as of May 17, 2000, among the Corporation and the other parties thereto, as amended from time to time.

ARTICLE VII

SERIES C PREFERRED STOCK

Section 1. Number and Designation. Defined terms used in this Article VII and not defined herein shall have the meaning ascribed to such terms in Article IV of this Certificate of Incorporation. In addition, certain terms used in this Article VII are defined in section 7 hereof.

The shares of such series shall be designated as “Series C Convertible Preferred Stock” and the number of shares constituting such series shall be 3,387,500.

Section 2. Dividends.

(a) The holders of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for that purpose, dividends on each share of Series C Preferred Stock which shall accrue on a daily basis at the Applicable Dividend Rate (compounded annually on each anniversary of the Original Issuance Date), on the Liquidation Amount, payable in cash. Dividends shall be cumulative and shall accrue at the Applicable Dividend Rate on the Liquidation Amount regardless of whether the Board has declared a dividend payment or whether there are any profits, surplus or other funds of the Corporation legally available for dividends. Dividends shall accrue pursuant to this Section 2 from and including the Original Issuance Date to and including the date each share of Series C Preferred Stock is redeemed in full. All payments or accruals due under this Section 2 to any holder of Series C Preferred Stock shall be made or accrued to the nearest cent.

(b) The dividends payable with respect to the Series C Preferred Stock shall be paid to the holders of Series C Preferred Stock as they appear on the stock records of the Corporation on such date as shall be fixed by the Board.

(c) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred Stock, such payment shall be distributed ratably among the holders of Series C Preferred Stock based upon the number of shares of Series C Preferred Stock held by each such holder.

(d) In the event the Corporation shall fail to pay in full all accrued dividends on all shares of Series C Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon shares of Common Stock, or any other stock of the Corporation ranking on a parity with or junior to the Series C Preferred Stock as to dividends. The Series C Preferred Stock shall rank on a parity with the shares of other Priority Preferred Stock, and shall rank prior and superior to the shares of Series A Preferred Stock and Common Stock, with respect to dividends.

(e) The holders of the Series C Preferred Stock and the holders of other Priority Preferred Stock shall participate (on an as-converted basis) in any and all dividend payments on the Common Stock when, as and if dividends are paid with respect to the Common Stock.

Section 3. Liquidation.

(a) Upon any Liquidation of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after the payment or provision for payment of debts and other liabilities of the Corporation and after and subject to the payment in full of all amounts required to be distributed to the holders of any other series or class of stock of the Corporation ranking on Liquidation prior and in preference to the Series C Preferred Stock upon such Liquidation, but on a parity with the other Priority Preferred Stock and each other series or class of stock of the Corporation ranking on Liquidation on a parity with the Series C Preferred Stock, but before any distribution or payment is made upon any common, preferred or any other capital stock of the Corporation ranking on Liquidation junior to the Series C Preferred Stock, an amount equal to the Liquidation Amount for each such share of Series C Preferred Stock on the date of such Liquidation (such amount payable with respect to one share of Series C Preferred Stock sometimes being referred to in this Article VII as the “Liquidation Preference Payment” and with respect to all shares of Series C Preferred Stock being sometimes referred to in this Article VII as the “Liquidation Preference Payments”).

(b) If upon a Liquidation of the Corporation, the assets to be distributed among the holders of Series C Preferred Stock shall be insufficient to permit payment in full of the Liquidation Preference Payments to the holders of Series C Preferred Stock, then the holders of the Series C Preferred Stock, proportionately with the holders of other Priority Preferred Stock, shall share in the entire assets of the Corporation to be so distributed in proportion to the full Liquidation Preference Payment each such holder of Series C Preferred Stock and other Priority Preferred Stock would otherwise be entitled to receive. After the Liquidation Preference Payments shall have been made in full, the remaining net assets of the Corporation available for distribution shall be distributed (i) pursuant to the first sentence of Section 5(a) of Article V of this Certificate of Incorporation (as used in this Article VII, the “Series A Liquidation Preference Payment”) and (ii) after the payment or distribution in full of the Series A Liquidation Preference Payment, the remaining net assets of the Corporation shall be distributed as a Shared Allocation.

(c) Written notice of such Liquidation, stating a payment date, the amount of the Liquidation Preference Payments, and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series C Preferred Stock. Such notice shall be addressed to each such holder at its address as shown by the records of the Corporation.

Section 4. Redemption.

(a) Upon the election of the holders of at least two-thirds of the shares of Series C Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock, in the aggregate, then outstanding, voting together as a class (calculated on an as-converted basis), the holders of such shares shall have the right to require the Corporation to redeem all or a portion of such shares on a date (as used in this Article VII, the “Redemption Date”) on or at any time after February 8, 2005 for the Series B Preferred Stock, at any time after May 16, 2005 for the Series C Preferred Stock and on or at any time after February 8, 2005 for the Series D Preferred Stock, upon not less than 15 days prior written notice. At least 10 days prior to the Redemption Date, the Corporation shall notify each respective holder of Series C Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock of such holder’s right of optional redemption under this Section 4. Each holder of Series C Preferred Stock or other Priority Preferred Stock or Series D Preferred Stock may elect its preference to have its shares, or any portion thereof, redeemed under this Section 4(a) by notifying the Corporation of such election; provided, however, that the Corporation shall only be required to redeem such shares if the holders of a least two-thirds of the shares of Series C Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock, in the aggregate (calculated on an as-converted basis), elect to have at least two-thirds of the shares of Series C Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock redeemed. If the assets of the Corporation available for redemption of the Series C Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment of the full price required to be paid under this Section 4, then the holders of Series C Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of the number of shares that such holders own if all amounts payable on or with respect to such shares were paid in full.

(b) On and after any Redemption Date, all rights in respect of the shares of Series C Preferred Stock to be redeemed on such Redemption Date, except the right to receive the Redemption Price, shall cease and terminate and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that if default shall be made by the Corporation in the payment of the Redemption Price, such rights shall remain in full force and effect and be exercisable, and such shares shall be deemed to remain outstanding, until such default is cured.

(c) Anything contained in this Section 4 to the contrary notwithstanding, the holders of shares of Series C Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock requested by such holders as herein provided to be redeemed pursuant to this Section 4 shall have no right, after such request, to convert all or any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 6 hereof; provided, however, that if default shall be made by the Corporation in the payment of the Redemption Price as herein provided, such right shall be exercisable until such default is cured. If and to the extent, any shares of Series C Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock so entitled to redemption are converted into shares of Common Stock by the holders thereof prior to the close of business on the Redemption Date, the total number of shares of Series C Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock otherwise to be redeemed on such date shall be reduced by the number of shares of Series C Preferred Stock and other Priority Preferred Stock and Series D Preferred Stock so converted.

(d) To the extent that on any Redemption Date the Corporation is not legally permitted (by Delaware law, this Certificate of Incorporation, its By-laws, contractual provisions or otherwise) to pay the Redemption Price of any shares of Series C Preferred Stock required to be redeemed by the Corporation on such Redemption Date, the Corporation shall promptly take all action (including, without limitation, a revaluation of assets or a prepayment of indebtedness restricting such redemption) as may be permitted by applicable law to permit such redemption in full. If the Corporation remains unable after the taking of such action to repurchase any or all of such shares, the Corporation shall immediately repurchase such shares upon the termination of such legal prohibition.

(e) The price (as used in this Article VII, the “Redemption Price”) at which each share of Series C Preferred Stock is to be redeemed by the Corporation pursuant to this Section 4 shall be equal to the greater of (i) the Liquidation Amount of such share on the date of such redemption and (ii) the Fair Market Value of such share on the date of redemption. The conversion of any shares of the Series C Preferred Stock into Common Stock shall have no effect on the Redemption Price payable in connection with the redemption of the shares of Series C Preferred Stock not so converted.

(f) Any communication or notice relating to redemption given pursuant to this Section 4 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Series C Preferred Stock, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be. At any time on or after the Redemption Date, the holders of record of shares of Series C Preferred Stock being redeemed in accordance with this Section 4 shall be entitled to receive the Redemption Price as determined upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed.

Section 5. Voting Rights.

(a) In addition to the rights provided by law or in the Corporation’s By-laws, each share of Series C Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible pursuant to Section 6 at the record date for the determination of stockholders entitled to vote or, if no record date is established, at the date such vote is taken. In addition to class or series voting rights provided by law or in this Certificate of Incorporation, the holders of Series C Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock, the holders of the Series A Preferred Stock (calculated on an as-converted basis) and the holders of other Priority Preferred Stock (calculated on an as-converted basis) as one class.

(b) The Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of the Series C Preferred Stock then outstanding, voting together as a class, amend the Certificate of Incorporation of the Corporation in any way that adversely affects the conversion terms of the Series C Preferred Stock.

Section 6. Conversion.

(a) Upon the terms set forth in this Section 6, by surrender of the certificate representing each share, each holder of each share of Series C Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert all or any part of such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount of such share on the date of such conversion by (B) the Conversion Price (as defined below), as last adjusted and then in effect. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series C Preferred Stock shall be $1.00 (in each case, the “Conversion Price”), as adjusted pursuant to paragraph (e) below. The holder of any shares of Series C Preferred Stock may exercise the conversion right pursuant to this paragraph (a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (as used in this Article VII, the “Conversion Date”).

(b) Upon the terms set forth in this Section 6 upon the consummation of a Qualified Public Offering or upon the election of the holders of at least two-thirds of the shares of Series C Preferred Stock then outstanding, voting together as a class, each share of Series C Preferred Stock shall automatically be converted into that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount of such share on the earlier of (i) the date of such conversion and (ii) the date, if any, which is selected by the Board so that any dividends accruing on the Series C Preferred Stock after such date and prior to a Qualified Public Offering shall be paid in cash following the Qualified Public Offering to the holders of record immediately prior to such Qualified Public Offering, by (B) the applicable Conversion Price, as last adjusted and then in effect.

(c) As promptly as practicable after the conversion of any shares of Series C Preferred Stock into Common Stock under paragraph (a) or (b) above, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in paragraph (d) below. The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such Person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Series C Preferred Stock so converted shall cease on such Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.

(d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Series C Preferred Stock shall be computed on the basis of the aggregate number of shares of such preferred stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any such shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (A) the price of one share of Common Stock as determined in good faith by the Board and (B) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

(e) The Conversion Price shall be subject to adjustment from time to time as follows:

(1) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock other than Excluded Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, then such Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

(i) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

(ii) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.

(2) For the purposes of any adjustment of a Conversion Price pursuant to clause (1) above, the following provisions shall be applicable:

(i) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

(ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment.

(iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:

(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (e)(2)(i) and (e)(2)(ii) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (e)(2)(i) and (e)(2)(ii) above);

(C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change, or options or rights related to such securities not converted prior to such change, been made upon the basis of such change;

(D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof; and

(E) no further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

(3) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(4) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock (including, without limitation, as contemplated by the reverse stock split referred to in Section 4 of Article IV), then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(5) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series C Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series C Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

(6) No adjustment in any Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under paragraphs (1) through (5) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

(7) In any case in which the provisions of this paragraph (e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.

(8) Whenever a Conversion Price shall be adjusted as provided in paragraph (4), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series C Preferred Stock at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (9) below.

(9) If the Corporation shall propose to take any action of the types described in clauses (3), (4) or (5) of this paragraph (e), the Corporation shall give notice to each holder of shares of Series C Preferred Stock, in the manner set forth in paragraph (8) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action

(to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(10) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred Stock.

(11) Without duplication of any other adjustment provided for in this Section 6, at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series C Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series C Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 6 with respect to the rights of such holder of Series C Preferred Stock.

Section 7. Definitions.

As used in this Article VII, the following terms shall have the following meanings:

(a) “Applicable Dividend Rate” means 6% per annum.

(b) “Arbitration Procedure”, if applicable, means the following procedure to determine the Fair Market Value (as used in this Article VII, the “Valuation Amount”). The Valuation Amount shall be determined by an investment banking firm of national standing in the United States, which firm shall be reasonably acceptable to the Corporation and the holders of at least two thirds of Series C Preferred Stock. If the Corporation and the holders of at least two thirds of Series C Preferred Stock are unable to agree upon an acceptable investment banking firm within 10 days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the New York City, selected by the American Arbitration Association in New York City (as used in this Article VII, the “Association”) (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction in New York City). The arbitrator shall select the investment banking firm (within 10 days of a request therefor from either the Corporation or the holders of at least two thirds of Series C Preferred Stock) from a list, jointly prepared by the Corporation and the holders of at least two thirds of Series C Preferred Stock, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Corporation and no more than three may be named by the holders of at least two thirds of Series C Preferred Stock. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Corporation and the holders of at least two thirds of Series C Preferred Stock shall submit to the investment banking firm selected by the arbitrator their respective good faith calculations of the valuation amount, and any supporting arguments and other data as they may desire, within 30 days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own calculation of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Corporation and the holders of at least two thirds of Series C Preferred Stock and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment banking firm shall be final and binding upon the parties. The Corporation shall pay the fees and expenses of the investment banking firm, the Association and the arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

(c) “Conversion Date” shall have the meaning ascribed to it in Section 6(a).

(d) “Conversion Price” shall have the meaning ascribed to it in Section 6(b).

(e) “Excluded Stock” means (1) up to 7,500,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock constituting, or issuable pursuant to, awards (the issuance of which was duly approved by the Board) granted to directors, officers, employees and consultants of the Corporation or its subsidiaries pursuant to any equity incentive plan of the Corporation and (2) shares of Common Stock issued upon conversion of shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

(f) “Fair Market Value” means, with respect to any share of Common Stock of the Corporation, the fair value of such share of Common Stock determined by the mutual agreement of the Corporation and the holders of at least two-thirds of Series C Preferred Stock. If such parties are unable to reach agreement as to Fair Market Value within a reasonable period of time (not to exceed 30 days), Fair Market Value shall be determined pursuant to the Arbitration Procedure.

(g) “Liquidation Amount” means as to each share of Series C Preferred Stock, the Original Cost plus all accrued and unpaid dividends thereon through the date of payment of such amount to the holder thereof (as adjusted for stock splits, stock dividends and the like).

(h) “Liquidation Preference Payment” shall have the meaning ascribed to it in Section 3(a).

(i) “Original Cost” means with respect to each share of Series C Preferred Stock $1.00 per share (as adjusted for stock splits, stock dividends and the like).

(j) “Original Issuance Date” shall be determined with respect to each share of Series C Preferred Stock separately and shall mean the date that the Corporation received full payment in cash for such share of Series C Preferred Stock.

(k) “Qualified Public Offering” means a public offering of securities of the Corporation underwritten on a firm basis by an underwriter reasonably satisfactory to the holders of at least a majority of the Priority Preferred Stock, voting together as a class on an as-converted basis (or a syndicate led by such an underwriter), yielding gross proceeds to the Corporation (before deducting underwriter’s discounts and commissions and other expenses) of not less than $12,000,000.

(l) “Shared Allocation” means that the holders of Series D Preferred Stock, Priority Preferred Stock, the holders of Series A Preferred Stock and the holders of any other shares of any series or class of capital stock with participation rights (the “Other Participating Securities”) and Common Stock shall share the remaining assets of the Corporation available for distribution to its stockholders in the same proportion as the number of shares of outstanding Common Stock issuable upon the conversion of outstanding Series A Preferred Stock, Series D Preferred Stock, Priority Preferred Stock and Other Participating Securities then held by each such stockholder bears to the total number of shares of outstanding Common Stock plus the Common Stock issuable upon conversion of outstanding Series A Preferred Stock, Series D Preferred Stock, Priority Preferred Stock and Other Participating Securities.

ARTICLE VIII

SERIES D PREFERRED STOCK

Section 1. Number and Designation. Defined terms used in this Article VIII and not defined herein shall have the meaning ascribed to such terms in Article IV of this Certificate of Incorporation. In addition, certain terms used in this Article VIII are defined in section 7 hereof.

The shares of such series shall be designated as “Series D Convertible Preferred Stock” and the number of shares constituting such series shall be 11,817,988.

Section 2. Dividends.

(a) The holders of the Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for that purpose, dividends on each share of Series D Preferred Stock which shall accrue on a daily basis at the Applicable Dividend Rate (compounded annually on each anniversary of the Original Issuance Date), on the Liquidation Amount, payable in cash. Dividends shall be cumulative and shall accrue at the Applicable Dividend Rate on the Liquidation Amount regardless of whether the Board has declared a dividend payment or whether there are any profits, surplus or other funds of the Corporation legally available for dividends. Dividends shall accrue pursuant to this Section 2 from and including the Original Issuance Date to and including the date each share of Series D Preferred Stock is redeemed in full. All payments or accruals due under this Section 2 to any holder of Series D Preferred Stock shall be made or accrued to the nearest cent.

(b) The dividends payable with respect to the Series D Preferred Stock shall be paid to the holders of Series D Preferred Stock as they appear on the stock records of the Corporation on such date as shall be fixed by the Board.

(c) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series D Preferred Stock, such payment shall be distributed ratably among the holders of Series D Preferred Stock based upon the number of shares of Series D Preferred Stock held by each such holder.

(d) In the event the Corporation shall fail to pay in full all accrued dividends on all shares of Series D Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon shares of Common Stock, or any other stock of the Corporation ranking on a parity with or junior to the Series D Preferred Stock as to dividends. The Series D Preferred Stock shall rank prior and superior to the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, with respect to dividends.

(e) The holders of the Series D Preferred Stock and the holders of Priority Preferred Stock shall participate (on an as-converted basis) in any and all dividend payments on the Common Stock when, as and if dividends are paid with respect to the Common Stock.

Section 3. Liquidation.

(a) Upon any Liquidation of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after the payment or provision for payment of debts and other liabilities of the Corporation and after and subject to the payment in full of all amounts required to be distributed to the holders of any other series or class of stock of the Corporation ranking on Liquidation prior and in preference to the Series D Preferred Stock upon such Liquidation, but before any distribution or payment is made upon any common, preferred or any other capital stock of the Corporation ranking on Liquidation junior to the Series D Preferred Stock, an amount equal to the Liquidation Amount for each such share of Series D Preferred Stock on the date of such Liquidation (such amount payable with respect to one share of Series D

Preferred Stock sometimes being referred to in this Article VIII as the “Liquidation Preference Payment” and with respect to all shares of Series D Preferred Stock being sometimes referred to in this Article VIII as the “Liquidation Preference Payments”).

(b) If upon a Liquidation of the Corporation, the assets to be distributed among the holders of Series D Preferred Stock shall be insufficient to permit payment in full of the Liquidation Preference Payments to the holders of Series D Preferred Stock, then the holders of the Series D Preferred Stock shall share in the entire assets of the Corporation to be so distributed in proportion to the full Liquidation Preference Payment each such holder of Series D Preferred Stock would otherwise be entitled to receive. After the Liquidation Preference Payments shall have been made in full, the remaining net assets of the Corporation available for distribution shall be distributed (i) pursuant to Section 3(a) of Article VI and Section 3(a) of Article VII of this Certificate of Incorporation, (ii) pursuant to the first sentence of Section 5(a) of Article V of this Certificate of Incorporation (as used in this Article VIII, the “Series A Liquidation Preference Payment”) and (iii) after the payment or distribution in full of the Series A Liquidation Preference Payment, the remaining net assets of the Corporation shall be distributed as a Shared Allocation.

(c) Written notice of such Liquidation, stating a payment date, the amount of the Liquidation Preference Payments, and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series D Preferred Stock. Such notice shall be addressed to each such holder at its address as shown by the records of the Corporation.

Section 4. Redemption.

(a) Upon the election of the holders of at least two-thirds of the shares of Series D Preferred Stock and Priority Preferred Stock, in the aggregate, then outstanding, voting together as a class (calculated on an as-converted basis), the holders of such shares shall have the right to require the Corporation to redeem all or a portion of such shares on a date (as used in this Article VIII, the “Redemption Date”) on or at any time after February 8, 2005 for the Series B Preferred Stock, at any time after May 16, 2005 for the Series C Preferred Stock and on or at any time after February 8, 2005 for the Series D Preferred Stock, upon not less than 15 days prior written notice. At least 10 days prior to the Redemption Date, the Corporation shall notify each respective holder of Series D Preferred Stock and Priority Preferred Stock of such holder’s right of optional redemption under this Section 4. Each holder of Series D Preferred Stock or Priority Preferred Stock may elect its preference to have its shares, or any portion thereof, redeemed under this Section 4(a) by notifying the Corporation of such election; provided, however, that the Corporation shall only be required to redeem such shares if the holders of a least two-thirds of the shares of Series D Preferred Stock and Priority Preferred Stock, in the aggregate (calculated on an as-converted basis), elect to have at least two-thirds of the shares of Series D Preferred Stock and Priority Preferred Stock redeemed. If the assets of the Corporation available for redemption of the Series D Preferred Stock and Priority Preferred Stock shall be insufficient to permit the payment of the full price required to be paid under this Section 4, then the holders of Series D Preferred Stock and Priority Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of the number of shares that such holders own if all amounts payable on or with respect to such shares were paid in full.

(b) On and after any Redemption Date, all rights in respect of the shares of Series D Preferred Stock to be redeemed on such Redemption Date, except the right to receive the Redemption Price, shall cease and terminate and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that if default shall be made by the Corporation in the payment of the Redemption Price, such rights shall remain in full force and effect and be exercisable, and such shares shall be deemed to remain outstanding, until such default is cured.

(c) Anything contained in this Section 4 to the contrary notwithstanding, the holders of shares of Series D Preferred Stock and Priority Preferred Stock requested by such holders as herein provided to be redeemed pursuant to this Section 4 shall have no right, after such request, to convert all or any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 6 hereof; provided, however, that if default shall be made by the Corporation in the payment of the Redemption Price as herein provided, such right shall be exercisable until such default is cured. If and to the extent, any shares of Series D Preferred Stock and Priority Preferred Stock so entitled to redemption are converted into shares of Common Stock by the holders thereof prior to the close of business on the Redemption Date, the total number of shares of Series D Preferred Stock and Priority Preferred Stock otherwise to be redeemed on such date shall be reduced by the number of shares of Series D Preferred Stock and Priority Preferred Stock so converted.

(d) To the extent that on any Redemption Date the Corporation is not legally permitted (by Delaware law, this Certificate of Incorporation, its By-laws, contractual provisions or otherwise) to pay the Redemption Price of any shares of Series D Preferred Stock required to be redeemed by the Corporation on such Redemption Date, the Corporation shall promptly take all action (including, without limitation, a revaluation of assets or a prepayment of indebtedness restricting such redemption) as may be permitted by applicable law to permit such redemption in full. If the Corporation remains unable after the taking of such action to repurchase any or all of such shares, the Corporation shall immediately repurchase such shares upon the termination of such legal prohibition.

(e) The price (as used in this Article VIII, the “Redemption Price”) at which each share of Series D Preferred Stock is to be redeemed by the Corporation pursuant to this Section 4 shall be equal to the greater of (i) the Liquidation Amount of such share on the date of such redemption and (ii) the Fair Market Value of such share on the date of redemption. The conversion of any shares of the Series D Preferred Stock into Common Stock shall have no effect on the Redemption Price payable in connection with the redemption of the shares of Series D Preferred Stock not so converted.

(f) Any communication or notice relating to redemption given pursuant to this Section 4 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Series D Preferred Stock, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be. At any time on or after the Redemption Date, the holders of record of shares of Series D Preferred Stock being redeemed in accordance with this Section 4 shall be entitled to receive the Redemption Price as determined upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed.

Section 5. Voting Rights.

(a) In addition to the rights provided by law or in the Corporation’s By-laws, each share of Series D Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series D Preferred Stock is then convertible pursuant to Section 6 at the record date for the determination of stockholders entitled to vote or, if no record date is established, at the date such vote is taken. In addition to class or series voting rights provided by law or in this Certificate of Incorporation, the holders of Series D Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock, the holders of the Series A Preferred Stock (calculated on an as-converted basis) and the holders of other Priority Preferred Stock (calculated on an as-converted basis) as one class.

(b) For so long as at least 25% of the shares of Series D Preferred Stock ever issued by the Corporation remain outstanding, in addition to the other rights specified in this Section 5, the holders of a majority of the shares of Series D Preferred Stock outstanding, voting separately as one class, shall have the special and exclusive right to elect to the Board one director, who shall be an individual knowledgable regarding the industry and markets in which the Corporation operates. In any election of directors by the holders of Series D Preferred Stock pursuant to this Section 5(b), each holder of Series D Preferred Stock shall be entitled to one vote for each share of Series D Preferred Stock held. The Corporation shall take all actions necessary to effectuate the terms and provisions of this Section 5(b). The special and exclusive voting rights of the holders of Series D Preferred Stock contained in this Section 5(b) may be exercised either at a special meeting of the holders of Series D Preferred Stock called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The director to be elected pursuant to this Section 5(b) shall serve for terms extending from the date of his or her election and qualification until his or her successors shall have been elected and qualified. If at any time the directorship to be filled by the holders of Series D Preferred Stock pursuant to this Section 5(b) has been vacant for a period of 10 days, the Secretary of the Corporation shall, upon the written request of any holder of Series D Preferred Stock, call a special meeting of the holders of Series D Preferred Stock for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within 10 days after personal service of such written request on the Secretary of the Corporation, then any holder of Series D Preferred Stock may designate in writing any holder of Series D Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified in such notice. Any holder of Series D Preferred Stock so designated shall have access to the stock books of the Corporation relating to Series D Preferred Stock for the purpose of calling a meeting of the stockholders pursuant to these provisions. At any meeting held for the purpose of electing the director as provided in this Section 5(b), the presence, in person or by proxy, of the holders of record of shares representing at least a majority of the shares of the Series D Preferred Stock then outstanding shall be required to constitute a quorum of the Series D Preferred Stock for such election. The vacancy in the directorship to be elected by the holders of Series D Preferred Stock pursuant to this Section 5(b) may be filled only by vote or written consent in lieu of a meeting of the holders of at least a majority of the voting power of the Series D Preferred Stock.

(c) The Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of the Series D Preferred Stock then outstanding, voting together as a class, amend the Certificate of Incorporation of the Corporation in any way that adversely affects the conversion terms of the Series D Preferred Stock.

Section 6. Conversion.

(a) Upon the terms set forth in this Section 6, by surrender of the certificate representing each share, each holder of each share of Series D Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert all or any part of such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount of such share on the date of such conversion by (B) the Conversion Price (as defined below), as last adjusted and then in effect. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series D Preferred Stock shall be the quotient obtained by dividing (x) the Pre-Money Valuation by (y) the number of shares of Common Stock of the Corporation outstanding or issuable upon conversion, exercise or exchange of any outstanding securities (other than Bridge Notes), in each case immediately prior to the first date of issuance of any shares of Series D Preferred Stock, as adjusted pursuant to paragraph (e) below, (the “Conversion Price”). The holder of any shares of Series D Preferred Stock may exercise the conversion right pursuant to this paragraph (a) by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (as used in this Article VIII, the “Conversion Date”).

(b) Upon the terms set forth in this Section 6 upon the consummation of a Qualified Public Offering or upon the election of the holders of at least two-thirds of the shares of Series D Preferred Stock then outstanding, voting together as a class, each share of Series D Preferred Stock shall automatically be converted into that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount of such share on the earlier of (i) the date of such conversion and (ii) the date, if any, which is selected by the Board so that any dividends accruing on the Series D Preferred Stock after such date and prior to a Qualified Public Offering shall be paid in cash following the Qualified Public Offering to the holders of record immediately prior to such Qualified Public Offering, by (B) the applicable Conversion Price, as last adjusted and then in effect.

(c) As promptly as practicable after the conversion of any shares of Series D Preferred Stock into Common Stock under paragraph (a) or (b) above, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in paragraph (d) below. The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such Person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Series D Preferred Stock so converted shall cease on such Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series D Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series D Preferred Stock representing the unconverted portion of the certificate so surrendered.

(d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series D Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Series D Preferred Stock shall be computed on the basis of the aggregate number of shares of such preferred stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any such shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (A) the price of one share of Common Stock as determined in good faith by the Board and (B) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

(e) The Conversion Price shall be subject to adjustment from time to time as follows:

(1) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock other than Excluded Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, then such Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

(i) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

(ii) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.

(2) For the purposes of any adjustment of a Conversion Price pursuant to clause (1) above, the following provisions shall be applicable:

(i) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

(ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment.

(iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:

(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (e)(2)(i) and (e)(2)(ii) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (e)(2)(i) and (e)(2)(ii) above);

(C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change, or options or rights related to such securities not converted prior to such change, been made upon the basis of such change;

(D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof; and

(E) no further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

(3) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(4) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock (including, without limitation, as contemplated by the reverse stock split referred to in Section 4 of Article IV), then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(5) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series D Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series D Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

(6) No adjustment in any Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under paragraphs (1) through (5) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

(7) In any case in which the provisions of this paragraph (e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.

(8) Whenever a Conversion Price shall be adjusted as provided in paragraph (4), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series D Preferred Stock at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (9) below.

(9) If the Corporation shall propose to take any action of the types described in clauses (3), (4) or (5) of this paragraph (e), the Corporation shall give notice to each holder of shares of Series D Preferred Stock, in the manner set forth in paragraph (8) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series D Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(10) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, sufficient shares of Common

Stock to provide for the conversion of all outstanding shares of Series D Preferred Stock.

(11) Without duplication of any other adjustment provided for in this Section 6, at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series D Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series D Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 6 with respect to the rights of such holder of Series D Preferred Stock.

Section 7. Definitions.

As used in this Article VIII, the following terms shall have the following meanings:

(a) “Applicable Dividend Rate” means 6% per annum.

(b) “Arbitration Procedure”, if applicable, means the following procedure to determine the Fair Market Value (as used in this Article VIII, the “Valuation Amount”). The Valuation Amount shall be determined by an investment banking firm of national standing in the United States, which firm shall be reasonably acceptable to the Corporation and the holders of at least two thirds of Series D Preferred Stock. If the Corporation and the holders of at least two thirds of Series D Preferred Stock are unable to agree upon an acceptable investment banking firm within 10 days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the New York City, selected by the American Arbitration Association in New York City (as used in this Article VIII, the “Association”) (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction in New York City). The arbitrator shall select the investment banking firm (within 10 days of a request therefor from either the Corporation or the holders of at least two thirds of Series D Preferred Stock) from a list, jointly prepared by the Corporation and the holders of at least two thirds of Series D Preferred Stock, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Corporation and no more than three may be named by the holders of at least two thirds of Series D Preferred Stock. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Corporation and the holders of at least two thirds of Series D Preferred Stock shall submit to the investment banking firm selected by the arbitrator their respective good faith calculations of the valuation amount, and any supporting arguments and other data as they may desire, within 30 days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own calculation of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Corporation and the holders of at least two thirds of Series D Preferred Stock and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment banking firm shall be final and binding upon the parties. The Corporation shall pay the fees and expenses of the investment banking firm, the Association and the arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

(c) “Bridge Notes” means the Senior Convertible Bridge Notes due 2004 of the Company, in an aggregate principal amount of one million dollars.

(d) “Conversion Date” shall have the meaning ascribed to it in Section 6(a).

(e) “Conversion Price” shall have the meaning ascribed to it in Section 6(b).

(f) “Excluded Stock” means (1) up to 7,500,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock constituting, or issuable pursuant to, awards (the issuance of which was duly approved by the Board) granted to directors, officers, employees and consultants of the Corporation or its subsidiaries pursuant to any equity incentive plan of the Corporation and (2) shares of Common Stock issued upon conversion of shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

(g) “Fair Market Value” means, with respect to any share of Common Stock of the Corporation, the fair value of such share of Common Stock determined by the mutual agreement of the Corporation and the holders of at least two-thirds of Series D Preferred Stock. If such parties are unable to reach agreement as to Fair Market Value within a reasonable period of time (not to exceed 30 days), Fair Market Value shall be determined pursuant to the Arbitration Procedure.

(h) “Liquidation Amount” means as to each share of Series D Preferred Stock, the Original Cost plus all accrued dividends thereon through the date of payment of such amount to the holder thereof (as adjusted for stock splits, stock dividends and the like).

(i) “Liquidation Preference Payment” shall have the meaning ascribed to it in Section 3(a).

(j) “Original Cost” means with respect to each share of Series D Preferred Stock $1.00 per share (as adjusted for stock splits, stock dividends and the like).

(k) “Original Issuance Date” shall be determined with respect to each share of Series D Preferred Stock separately and shall mean the date that the Corporation received full payment in cash or conversion of Bridge Notes for such share of Series D Preferred Stock.

(l) “Pre-Money Valuation” means, initially, fifteen million dollars ($15,000,000.00) and is subject to adjustment as provided below. The Pre-Money Valuation shall be increased by the amount, if any, of the aggregate proceeds to the Corporation of any sales of Common Stock or securities convertible into, or exchangeable for, shares of Common Stock (other than Bridge Notes) occurring after June 11, 2003 and prior to the first date of issuance of any shares of Series D Preferred Stock. The Pre-Money Valuation shall also be increased, if the Corporation shall issue any options to purchase, or rights to subscribe for, Common Stock (or securities convertible into, or exchangeable for, shares of Common Stock) (other than Bridge Notes) after June 11, 2003 and prior to the first date of issuance of any shares of Series D Preferred Stock, by the amount of the aggregate proceeds to the Corporation from the sale thereof and any additional amounts payable upon exercise of the purchase rights pursuant thereto.

(m) “Qualified Public Offering” means a public offering of securities of the Corporation underwritten on a firm basis by an underwriter reasonably satisfactory to the holders of at least a majority of the Priority Preferred Stock, voting together as a class on an as-converted basis (or a syndicate led by such an underwriter), yielding gross proceeds to the Corporation (before deducting underwriter’s discounts and commissions and other expenses) of not less than $12,000,000.

(n) “Shared Allocation” means that the holders of Series D Preferred Stock, Priority Preferred Stock, the holders of Series A Preferred Stock and the holders of any other shares of any series or class of capital stock with participation rights (the “Other Participating Securities”) and Common Stock shall share the remaining assets of the Corporation available for distribution to its stockholders in the same proportion as the number of shares of outstanding Common Stock issuable upon the conversion of outstanding Series A Preferred Stock, Series D Preferred Stock, Priority Preferred Stock and Other Participating Securities then held by each such stockholder bears to the total number of shares of outstanding Common Stock plus the Common Stock issuable upon conversion of outstanding Series A Preferred Stock, Series D Preferred Stock, Priority Preferred Stock and Other Participating Securities.

ARTICLE IX

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under § 291 the DGCL (or any successor section) or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under § 279 of the DGCL (or any successor section) order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.

If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X

The Board of this Corporation shall have the power to adopt, amend or repeal By-laws of this Corporation, subject to the power of the stockholders of this Corporation to adopt By-laws and to amend or repeal By-laws adopted by the Board.

ARTICLE XI

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

Section 1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

Section 2. From and after the consummation of a Qualified Public Offering, the Board shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one or another of the three classes expiring each year. The Board shall by resolution initially divide the Board into three classes, with the term of office of the first class to expire at the Annual Meeting of Stockholders to be held during 2005, the term of office of the second class to expire at the Annual Meeting of Stockholders to be held during 2006 and the term of office of the third class to expire at the Annual Meeting of Stockholders to be held during 2007.

Section 3. Commencing with the first Annual Meeting of Stockholders following a Qualified Public Offering, the directors elected at an annual meeting of stockholders to succeed those whose terms then expire shall be identified as being directors of the same class as the directors whom they succeed, and each of them shall hold office until the third succeeding annual meeting of stockholders and until such director’s successor is elected and has been qualified. Any vacancies in the Board for any reason, and any created directorships resulting from any increase in the number of directors, may be filled by the vote of not less than a majority of the members of the Board then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the then authorized number of directors shall be increased by the number of directors so to be elected, and the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

Section 4. From and after the consummation of a Qualified Public Offering, notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation, any director or the entire Board of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class, with preferred stock, the terms of which provide for voting as to such matters, voting on an as-converted basis, unless otherwise provided in the amendment to this Certificate of Incorporation defining the rights of the holders of such preferred stock) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section 4 shall not apply with respect to the election of the director or directors elected by such holders of preferred stock.

Section 5. From and after the consummation of a Qualified Public Offering, notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation, any action by the Corporation’s stockholders may only be effected at an annual or special meeting of the Corporation’s stockholders called in compliance with Section 6 below, or pursuant to an unanimous written consent of the Corporation’s stockholders in compliance with §228 of the DGCL (or any successor section of the DGCL).

Section 6. Special meetings of the stockholders may be called exclusively by the Board, the Chairman of the Board, the Corporation’s President or any Vice President or the Secretary, upon not less than 10 days written notice to the stockholders. Such notice shall state the purpose or purposes of the proposed special meeting. The business transacted at any special meeting shall be limited to the purposes stated when the meeting is called or in the notice of such meeting.

Section 7. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article XI or any portion hereof.

ARTICLE XII

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the DGCL, (or any successor section of the DGCL).

ARTICLE XIII

The Corporation shall, to the fullest extent permitted by the provisions of § 145 of the DGCL, (or any successor section of the DGCL), indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE XIV

Except as may be otherwise provided in this Certificate of Incorporation, from time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article.

ARTICLE XV

The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said Corporation in accordance with § 228 of the DGCL.

ARTICLE XVI

That said amendment and restatement was duly adopted in accordance with the provisions of §§ 242 and 245 of the DGCL.

IN WITNESS WHEREOF, said Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this      day of             , 2004.

NEPHROS, INC.

By:
Name:	Norman Barta
Title:	Chief Executive Officer